EXHIBIT 5
                                                                    Page 1 of 4

                            CENTRAL POWER AND LIGHT COMPANY
                                 DISCOUNT CALCULATION
                         THREE MONTHS ENDED DECEMBER 31, 1996




                                              Retail              Wholesale
                                             ---------            -----------


Weighted Cost of Capital (Annualized)        0.060872               0.061315
Average Days Outstanding                        41.83                   6.09
                                             ---------            -----------
Weighted Cost of Capital (Average
Days Outstanding)                            0.006976               0.001024
Collection Experience Factor                 0.002676
Agency Fee Rate                              0.020000               0.020000
                                             ---------            -----------

Total Discount Factor                        0.029652               0.021024
                                             =========            ===========






ASSUMPTIONS

INTEREST RATE                                 0.05410
RETAIL ROCE                                   0.11750
WHOLESALE ROCE                                0.12300
TAX RATE                                      0.38000
DEBT RATIO                                    0.95000
EQUITY RATIO                                  0.05000





                                                                      EXHIBIT 5
                                                                    Page 2 of 4

                          PUBLIC SERVICE COMPANY OF OKLAHOMA
                                 DISCOUNT CALCULATION
                         THREE MONTHS ENDED DECEMBER 31, 1996




                                             Retail             Wholesale
                                            ---------           ----------


Weighted Cost of Capital (Annualized)       0.060267             0.061315
Average Days Outstanding                       48.30                66.55
                                            ---------           ----------
Weighted Cost of Capital (Average
Days Outstanding)                           0.007973             0.011183
Collection Experience Factor                0.002337
Agency Fee Rate                             0.020000             0.020000
                                            ---------           ----------

Total Discount Factor                       0.030310             0.031183
                                            =========           ==========






ASSUMPTIONS

INTEREST RATE                                0.05410
RETAIL ROCE                                  0.11000
WHOLESALE ROCE                               0.12300
TAX RATE                                     0.38000
DEBT RATIO                                   0.95000
EQUITY RATIO                                 0.05000





                                                                      EXHIBIT 5
                                                                    Page 3 of 4

                          SOUTHWESTERN ELECTRIC POWER COMPANY
                                 DISCOUNT CALCULATION
                         THREE MONTHS ENDED DECEMBER 31, 1996




                                      Arkansas Louisiana   Texas   Wholesale
                                      -------- --------- --------- ---------


Weighted Cost of Capital (Annualized) 0.063170  0.063090  0.064057  0.061315
Average Days Outstanding                 46.04     53.42     40.30     82.43
                                      -------- --------- --------- ---------
Weighted Cost of Capital (Average
Days Outstanding)                     0.007977  0.009237  0.007078  0.013847
Collection Experience Factor          0.003406  0.002919  0.002329
Agency Fee Rate                       0.020000  0.020000  0.020000  0.020000
                                      -------- --------- --------- ---------

Total Discount Factor                 0.031383  0.032156  0.029407  0.033847
                                      ======== ========= ========= =========






ASSUMPTIONS

INTEREST RATE                               0.05410
ARKANSAS ROCE                               0.14600
LOUISIANA ROCE                              0.14500
TEXAS ROCE                                  0.15700
WHOLESALE ROCE                              0.12300
TAX RATE                                    0.38000
DEBT RATIO                                  0.95000
EQUITY RATIO                                0.05000



                                                                      EXHIBIT 5
                                                                    Page 4 of 4

                             WEST TEXAS UTILITIES COMPANY
                                 DISCOUNT CALCULATION
                         THREE MONTHS ENDED DECEMBER 31, 1996




                                             Retail             Wholesale
                                            ---------          ------------


Weighted Cost of Capital (Annualized)       0.060569              0.061315
Average Days Outstanding                       48.39                 22.76
                                            ---------          ------------
Weighted Cost of Capital (Average
Days Outstanding)                           0.008028              0.003826
Collection Experience Factor                0.004466
Agency Fee Rate                             0.020000              0.020000
                                            ---------          ------------

Total Discount Factor                       0.032494              0.023826
                                            =========          ============






ASSUMPTIONS

INTEREST RATE                                0.05410
RETAIL ROCE                                  0.11375
WHOLESALE ROCE                               0.12300
TAX RATE                                     0.38000
DEBT RATIO                                   0.95000
EQUITY RATIO                                 0.05000